                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 16, 1998


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


                       Delaware                            76-0506313
           (State or other jurisdiction of            (I.R.S. Employer
            incorporation or organization)           Identification No.)


                            950 Echo Lane, Suite 350
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)


                                 (713) 467-6268
               (Registrant's telephone number including area code)

 ITEM 7. FINANCIAL STATEMENTS

         (A)      Financial statements of the business acquired.

                  This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 31, 1998 the financial statements and pro forma financial information required by
                  Item 7.

                  The required financial statements of the business acquired by the Registrant begin on page F-6 of this Form 8-K/A.

         (B)      Pro forma financial information

                  The required pro forma financial information of the registrant begins on page F-2 of this Form 8-K/A.

         (C)      Exhibits:        None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Group 1 Automotive, Inc.

May 28, 1998                    By :  /s/ Scott L. Thompson
------------                         -------------------------------------------
Date                                 Scott L. Thompson, Senior Vice President -
                                     Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                                            Page
                                                                                            ----
 Group 1 Automotive, Inc. Pro Forma
      Introduction to Unaudited Pro Forma Statements of Operations...................       F-2
      Unaudited Pro Forma Statements of Operations...................................       F-3
      Notes to Pro Forma Statements of Operations (unaudited)........................       F-5
 Carroll Automotive Group - Combined Financial Statements
      Report of Independent Public Auditors..........................................       F-6
      Combined Balance Sheet.........................................................       F-7
      Combined Statement of Income...................................................       F-8
      Combined Statement of Owners' Equity...........................................       F-9
      Combined Statement of Cash Flows...............................................      F-10
      Notes to Combined Financial Statements.........................................      F-11

                    GROUP 1 AUTOMOTIVE, INC. AND SUBSIDIARIES

          INTRODUCTION TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS



         In October 1997, Group 1 Automotive, Inc. ("Group 1") completed its acquisition of substantially all of the net assets of four automobile dealership groups (the "Founding Groups") simultaneous with the completion of its initial public offering. The Founding Groups were acquired in exchange for a combination of cash and common stock of Group 1 Automotive, Inc. On March 16, 1998, Group 1 acquired the Carroll Automotive Group. The Carroll Automotive Group consists of three automobile dealerships and has been accounted for as a purchase.

         The accompanying pro forma statements of operations, for the year ended December 31, 1997 and the three months ended March 31, 1998, include the combined operations of Group 1 and the Founding Groups, from January 1, 1997, the Carroll Automotive Group from January 1, 1997 and gives effect to the completion of Group 1's initial public offering. The results of operations of the Carroll Automotive Group are included in the statement of operations for the three months ended March 31, 1998, from the effective date of the closing of the acquisition. The data may not be comparable to and may not be indicative of Group 1's post-combination results of operations because (i) the Founding Groups and the Carroll Automotive Group were not under common control of management and had different tax structures (S Corporations and C Corporations) during the periods presented and (ii) the purchase method was used to establish a new basis of accounting to record the acquisitions.

         As the balance sheet data for the Carroll Automotive Group was included in the consolidated balance sheet of the registrant presented in its Form 10-Q for the quarterly period ended March 31, 1998, no pro forma balance sheet is presented herein.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred on those dates or to project the Company's results of operations for any future period. These pro forma statements of operations should be read in conjunction with the financial statements presented in the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

                    GROUP 1 AUTOMOTIVE, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

               (in thousands of dollars, except per share amounts)

                                                           Three Months Ended March 31, 1998
                                               ------------------------------------------------------------
                                                              Carroll
                                                             Automotive          Pro Forma
                                               Reported        Group             Adjustments      Pro Forma
                                               --------      ----------          -----------      ---------
REVENUES:
  New vehicle sales .....................      $138,022       $25,324              $  --          $163,346
  Used vehicle sales ....................        87,119         9,029                 --            96,148
  Parts and service sales ...............        21,568         4,297                 --            25,865
  Other dealership revenues, net ........         7,225           765                437 (a)         8,427
                                               --------       -------             ------          --------
      Total revenues ....................       253,934        39,415                437           293,786

COST OF SALES:
  New vehicle sales .....................       127,376        23,374                 --           150,750
  Used vehicle sales ....................        80,560         8,534                 --            89,094
  Parts and service sales ...............         9,978         2,276                 --            12,254
                                               --------       -------             ------          --------
      Total cost of sales ...............       217,914        34,184                 --           252,098
                                               --------       -------             ------          --------
GROSS PROFIT ............................        36,020         5,231                437            41,688
GOODWILL AMORTIZATION ...................           243            23                113 (c)           379
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES................        28,312         4,576               (198)(d)        32,690
                                               --------       -------             ------          --------
      Income from operations ............         7,465           632                522             8,619
OTHER INCOME AND EXPENSES:
  Interest expense, net .................        (2,136)         (672)               (42)(e)        (2,850)
  Other expense, net ....................           (23)           --                 --               (23)
                                               --------       -------             ------          --------
INCOME BEFORE INCOME TAXES ..............         5,306           (40)               480             5,746

PROVISION FOR INCOME TAXES ..............         2,192            --                218 (f)         2,410
                                               --------       -------             ------          --------
NET INCOME ..............................      $  3,114       $   (40)              $262          $  3,336
                                               ========       =======             ======          ========
Earnings per share on net income:
  Basic .................................                                                         $   0.21
  Diluted ...............................                                                         $   0.20
Weighted average shares outstanding:
  Basic .................................                                                       16,087,876
  Diluted ...............................                                                       16,666,782

                 The accompanying notes are an integral part of
                   these pro forma statements of operations.

                    GROUP 1 AUTOMOTIVE, INC. AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

               (in thousands of dollars, except per share amounts)



                                                          Year Ended December 31, 1997
                                               ----------------------------------------------------------------
                                                                 Carroll
                                               Pro Forma        Automotive        Pro Forma
                                               Reported           Group          Adjustments          Pro Forma
                                               ---------        ----------       -----------          ---------
REVENUES:
   New vehicle sales.....................       $513,864         $157,852           $   --          $  671,716
   Used vehicle sales....................        288,010           54,939               --             342,949
   Parts and service sales...............         77,215           26,459               --             103,674
   Other dealership revenues, net........         23,206            5,080            1,455 (a           29,741
                                                --------          -------           ------           ---------
         Total revenues..................        902,295          244,330            1,455           1,148,080

COST OF SALES:
   New vehicle sales.....................        471,664          145,861             (457)(b)         617,068
   Used vehicle sales....................        266,976           51,308               52 (b)         318,336
   Parts and service sales...............         36,524           13,431               11 (b)          49,966
                                                --------          -------           ------           ---------
         Total cost of sales.............        775,164          210,600             (394)            985,370
                                                --------          -------           ------           ---------
GROSS PROFIT.............................        127,131           33,730            1,849             162,710
GOODWILL AMORTIZATION....................            791               69              677(c)            1,537
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES................        100,928           28,707           (1,629)(d)         128,006
                                                --------          -------           ------           ---------
           Income from operations........         25,412            4,954            2,801              33,167
OTHER INCOME AND EXPENSES:
  Interest expense, net..................        (6,120)          (3,912)             (347)(e)         (10,379)
  Other expense, net.....................             88               --               --                  88
                                                --------          -------           ------           ---------
INCOME BEFORE INCOME TAXES...............         19,380            1,042            2,454              22,876
PROVISION FOR INCOME TAXES...............          7,967               --            1,648 (f)           9,615
                                                --------          -------           ------           ---------
NET INCOME...............................       $ 11,413          $ 1,042           $  806           $  13,261
                                                ========          =======           ======           =========
Earnings per share on net income:
  Basic  ................................                                                                $0.82
  Diluted................................                                                                $0.80
Weighted average shares outstanding:
  Basic                                                                                             16,100,962
  Diluted................................                                                           16,661,142


                 The accompanying notes are an integral part of
                   these pro forma statements of operations.

                    GROUP 1 AUTOMOTIVE, INC. AND SUBSIDIARIES

                   NOTES TO PRO FORMA STATEMENTS OF OPERATIONS


         (a) Records increases in revenues related to certain third party products sold by the dealerships. The owners of the Carroll Automotive Group had agreements in place, which decreased the fees and commissions paid to the dealerships for sales of certain finance and insurance products. The amounts withheld were paid to the owners. Upon completion of the acquisition, such agreements were terminated and the dealerships recognized an immediate increase in revenues related to the products sold.

         (b) Adjusts cost of sales to the specific identification method of inventory accounting, from the last-in, first-out basis.

         (c) Records the pro forma goodwill amortization expense over an estimated useful life of 40 years.

         (d) Adjusts compensation expense and management fees to the level that certain management employees and owners of the Carroll Automotive Group will contractually receive subsequent to the closing of the acquisition.

          (e) Records the pro forma increase in interest expense resulting from the payment of the cash portion of the acquisition purchase price, which totaled approximately $17.8 million. This increase is partially offset by pro forma decreases in interest expense resulting from floorplan interest rate reductions received upon completion of the acquisition and the reduction of long-term debt resulting from the sale of certain assets in conjunction with the acquisition.

         (f) Records the incremental provision for federal and state income taxes relating to the compensation differential, S corporation income and other pro forma adjustments.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Carroll Automotive Group
Hollywood, Florida

We have audited the accompanying combined balance sheet of the Carroll Automotive Group as of December 31, 1997 and the related combined statements of income, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Carroll Automotive Group as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                   Crowe, Chizek and Company LLP

Ft. Lauderdale, Florida
February 6, 1998, except for
Notes 8, 9 and 12 as to which
the date is March 30, 1998.

                            CARROLL AUTOMOTIVE GROUP
                             COMBINED BALANCE SHEET
                                December 31, 1997


ASSETS
Current assets
     Cash                                                        $ 3,396,595
     Receivables, net                                              4,737,975
     Inventories                                                  38,384,572
     Prepaid expenses and other                                      710,077
     Due from related parties                                      1,082,577
                                                                 -----------
         Total current assets                                     48,311,796

Property and equipment, net                                        9,514,401
Goodwill, net                                                        570,052
Other assets                                                          75,121
                                                                 -----------
                                                                  10,159,574
                                                                 -----------
                                                                 $58,471,370
                                                                 ===========

LIABILITIES AND OWNERS' EQUITY
Current liabilities
     Notes payable - vehicles                                    $42,075,389
     Current maturities of long-term debt                            120,134
     Accounts payable and accrued expenses                         5,447,374
     Due to related parties                                        4,492,667
                                                                 -----------
         Total current liabilities                                52,135,564

Long-term debt, net of current maturities                          6,360,925
Other long-term liabilities                                          300,000

Owners' equity
     Common stock                                                    159,000
     Additional paid-in capital                                    4,144,792
     Accumulated deficit                                          (3,694,634)
     Treasury stock                                                 (934,277)
                                                                 -----------
                                                                    (325,119)
                                                                 -----------

                                                                 $58,471,370
                                                                 ===========




            See accompanying notes to combined financial statements.

                            CARROLL AUTOMOTIVE GROUP
                          COMBINED STATEMENT OF INCOME
                          Year ended December 31, 1997




REVENUE
     New vehicle sales                                                 $157,851,960
     Used vehicle sales                                                  54,939,251
     Parts and service sales                                             26,459,528
     Other dealership revenues, net                                       5,079,717
                                                                       ------------
                                                                        244,330,456

COST OF SALES
     New vehicle sales                                                  145,860,816
     Used vehicle sales                                                  51,308,028
     Parts and service sales                                             13,431,294
                                                                       ------------
                                                                        210,600,138
                                                                       ------------


GROSS PROFIT                                                             33,730,318

Goodwill amortization                                                        68,750
Selling, general and administrative expenses                             28,707,223
                                                                       ------------

     Income from operations                                               4,954,345

Interest expense                                                          3,912,385
                                                                       ------------

NET INCOME                                                             $  1,041,960
                                                                       ============


            See accompanying notes to combined financial statements.

                            CARROLL AUTOMOTIVE GROUP
                      COMBINED STATEMENT OF OWNERS' EQUITY
                          Year ended December 31, 1997


                                                   Additional
                                   Common           Paid-In          Accumulated        Treasury
                                   Stock            Capital            Deficit            Stock            Total
                                   -----            -------            -------            -----            -----

BALANCE AT JANUARY 1, 1997       $ 159,000       $  4,144,792       $ (3,429,702)      $        -       $    874,090

Net income for year                      -                  -          1,041,960                -          1,041,960

Dividends                                -                  -         (1,306,892)               -         (1,306,892)

Treasury stock purchase                  -                  -                  -         (934,277)          (934,277)
                                 ---------       ------------       ------------       ----------       ------------

BALANCE AT DECEMBER 31, 1997     $ 159,000       $  4,144,792       $ (3,694,634)      $ (934,277)      $   (325,119)
                                 =========       ============       ============       ==========       ============




         See accompanying notes to combined financial statements.

                            CARROLL AUTOMOTIVE GROUP
                        COMBINED STATEMENT OF CASH FLOWS
                          Year ended December 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                           $ 1,041,960
     Adjustments to reconcile net income to net cash
      from operating activities
         Depreciation and amortization                                        711,202
         Amortization of intangibles                                           68,750
         Loss on disposal of property and equipment                             1,019
         Change in assets and liabilities
              Receivables                                                  (1,214,505)
              Inventories                                                   2,520,006
              Prepaid expenses and other                                     (236,182)
              Due from related parties                                         84,031
              Other assets                                                    (45,935)
              Accounts payable and accrued expenses                         1,124,760
              Net payments under floorplan agreements                        (390,057)
              Due to related parties                                         (392,301)
                                                                          -----------
                  Net cash from operating activities                        3,272,748
                                                                          -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                                    (848,471)
     Due from owners                                                          498,384
                                                                          -----------
         Net cash used in investing activities                               (350,087)
                                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Borrowings on long-term debt                                              10,366
     Payments on long-term debt                                              (101,184)
     Purchase of treasury stock                                              (934,277)
     Dividends                                                             (1,306,892)
                                                                          -----------
         Net cash used in financing activities                             (2,331,987)
                                                                          -----------

Net change in cash                                                            590,674

Cash at beginning of year                                                   2,805,921
                                                                          -----------

CASH AT END OF YEAR                                                       $ 3,396,595
                                                                          ===========

Supplemental disclosure of cash flow information

     Cash paid during the year for interest                               $ 4,329,251

Supplemental disclosure of noncash transactions

     Property and equipment of $1,041,156 was transferred to a related party in exchange for a related party receivable.




         See accompanying notes to combined financial statements.

                            CARROLL AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business: Carroll Automotive Group (the Company) operates in Hollywood and Miami, Florida and Atlanta, Georgia. The Company serves customers principally in the south Florida and metropolitan Atlanta areas. The Company offers a broad range of products and services including new and used car and light truck sales, vehicle financing and warranty products, and replacement parts and service.

Principles of Combination: The combined financial statements of Carroll Automotive Group consist of the Koons Ford, Inc., Courtesy Ford, Inc., and Perimeter Ford, Inc. dealerships. The entities are controlled by James S. Carroll. Certain other dealership executives also have ownership interests.

All significant intercompany transactions have been eliminated in the combined financial statements.

Credit Risk Concentration: The Company sells new and used vehicles, service replacement parts and body shop repairs to customers in south Florida and metropolitan Atlanta. The Company's trade receivables are due primarily from retail customers. In addition, the majority of the vehicle and contracts receivables are due from the manufacturer's financing subsidiaries and financial institutions relating to sales of new and used vehicles, with the balance due from various wholesale customers. Additionally, there are receivables and payables to the manufacturer.

The Company has cash deposited in various local banks. The first $100,000 of the deposits for each individual company are insured by an agency of the U.S. Government.

Major Supplier and Dealer Agreements: The Company purchases substantially all of its new vehicle and replacement parts inventories from Ford Motor Company at the prevailing prices charged to all franchised dealers. The Company's overall sales could be impacted by the manufacturer's inability or unwillingness to supply the Company with an adequate supply or mix of inventory.

The Company enters into Dealer Agreements with the manufacturer. The Dealer Agreements limit the location of the dealership and give the manufacturer rights to approve changes in the dealership's ownership. The manufacturer is entitled to terminate the Dealer Agreement if the Company is in breach of its terms.

Revenue Recognition: Revenue from the sale of vehicles is recognized on delivery and completing financing arrangements. Revenue from parts and service sales is recognized on delivery of service.




                                   (Continued)

                            CARROLL AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has various fleet sales which generate nominal gross profit, and in management's opinion do not represent sales in the normal course of business. Accordingly, sales of approximately $26.2 million and cost of sales of approximately $25.8 million have been excluded from reported revenue and cost of goods sold in the accompanying statement of income for the year ended December 31, 1997 as management believes excluding such amounts represents a more appropriate basis of presentation. The net profit on these wholesale fleet transactions is recorded as other dealership revenues in the accompanying statement of income.

The Company sells both related party and third party service contracts for which the Company receives a commission. The Company arranges financing with financial institutions for its customers' purchases of new and used vehicles for which the Company earns a fee from the respective financial institution. The fees that the Company earns for arranging financing contracts and selling service contracts are subject to chargeback if the customer terminates the respective contract for any reason. The Company records an estimate of the liability for future chargebacks based on management's estimate and historical experience.

Advertising: The Company expenses advertising costs as incurred. Advertising expense was $3.1 million in 1997.

Inventories: Inventories are valued at the lower of cost or market, with cost determined on a last-in first-out basis (LIFO).

Property and Equipment: Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

Intangible Assets: The goodwill of Companies acquired is being amortized on a straight-line basis over a period of 20 years. Recoverability is reviewed annually or sooner if events or changes in circumstances indicate that the carrying amount may exceed fair value.

Use of Estimates in the Preparation of Financial Statements: Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual outcome could differ from the estimates made in the preparation of the financial statements.

Significant estimates include the liability for finance and insurance chargebacks. It is reasonably possible this estimate will change and the effect may be material.

Statement of Cash Flows: For purposes of the statement of cash flows, cash includes cash, contracts in transit and short-term investments with original maturities of 90 days or less.




                                   (Continued)

                            CARROLL AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1997

NOTE 2 - INCOME TAXES

The combining entities are S Corporations for income tax purposes. Accordingly, the accompanying financial statements reflect no provision for income taxes since the taxable income or loss of the entities is reported by the shareholders.


NOTE 3 - RECEIVABLES

Receivables at December 31, 1997 consist of the following:


     Trade receivables                                                    $    433,658
     Vehicle receivables                                                     1,953,197
     Factory receivables and others                                          2,405,388
                                                                          ------------
                                                                             4,792,243
     Less: allowance for doubtful accounts                                     (54,268)
                                                                          ------------
                                                                          $  4,737,975
                                                                          ============

NOTE 4 - INVENTORIES

Inventories at December 31, 1997 consist of the following:


     New vehicles                                                         $ 32,499,222
     Used vehicles                                                           2,974,275
     Revenue earning vehicles, net                                           1,800,553
     Parts, accessories and miscellaneous                                    1,110,522
                                                                          ------------
                                                                          $ 38,384,572
                                                                          ============

The LIFO reserve at December 31, 1997 was $8.35 million.



                                  (Continued)

                            CARROLL AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1997

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1997 consists of the following:

     Land                                                                  $   7,030,700
     Leasehold improvements                                                    1,453,613
     Equipment and vehicles                                                    2,379,839
     Furniture & fixtures                                                      2,824,475
                                                                           -------------
                                                                              13,688,627
     Less: accumulated depreciation and
       amortization                                                           (4,174,226)

                                                                           -------------
                                                                           $   9,514,401
                                                                           =============

NOTE 6 - INTANGIBLE ASSETS

Intangible assets at December 31, 1997 include the following:

     Goodwill and franchise rights                                         $   1,375,000

     Less:  accumulated amortization                                            (804,948)
                                                                           -------------

                                                                           $     570,052
                                                                           =============


NOTE 7 - NOTES PAYABLE - VEHICLES

At December 31, 1997 the Company had floorplan financing agreements with Ford Motor Credit Corporation bearing interest at 1% over prime, secured by new and used vehicle inventories. Ford Motor Credit allows the Company to apply available cash against the floorplan in a Cash Management Account (CMA). The cash applied and the related interest savings is reflected as a reduction of the floorplan liability and interest expense in the Company financial statements. At December 31, 1997 the CMA amounts shown as reductions to the floorplan liability totaled $7.4 million.

The Company has financing arrangements with Ford Motor Company relating to daily revenue earning vehicles. The loans are secured by the revenue earning vehicles and bear interest at 1% over prime. These loans require monthly principal payments of 2% of the original amount.


                                  (Continued)

                            CARROLL AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1997

NOTE 8 - NOTES PAYABLE

Notes payable consist of the following at December 31, 1997:

     Ford Motor Credit Company at commercial paper rate plus 3.25%, interest only payments until maturity date; secured by virtually all assets of the combined Company and personally guaranteed by the shareholders; due October
     1998.                                                                            $ 5,199,820

     Line of credit (maximum line of $950,000) to Ford Motor Credit Company at prime rate plus 1.5%, payable in July 1998; secured by virtually all assets
     of the combined Company and personally guaranteed by the shareholders.               950,000

     Notes payable on equipment leases; payable in monthly installments; secured
     by various equipment.                                                                331,239
                                                                                      -----------
                                                                                        6,481,059

     Current maturities (see below)                                                       120,134
                                                                                      -----------

                                                                                      $ 6,360,925
                                                                                      ===========

In March 1998, the Company refinanced all of its existing Ford Motor Credit Company debt with new agreements with Comerica Bank. Maturities of long-term debt are shown in accordance with these new agreements.

Long-term debt is scheduled to mature over the next five years as follows:

                  1998                                $  120,134
                  1999                                   175,336
                  2000                                   249,926
                  2001                                   179,198
                  2002                                   169,344

Interest expense on all indebtedness amounted to $4.4 million for the year ended December 31, 1997.

Interest assistance credits of $3 million received from the manufacturer have been shown as a reduction of the cost of sales.







                                  (Continued)

                            CARROLL AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 9 - RELATED PARTY TRANSACTIONS

The Company has amounts due from related parties of $1,082,577 at December 31, 1997. These amounts have been subsequently satisfied with the transfer of $950,000 in long-term debt and $132,577 in subsequent collections.

Due to related parties includes unsecured demand notes payable at 1% over prime.

The Company receives commissions from affiliated companies for the sale of insurance and extended warranty contracts. The commission income (net of chargebacks) from the affiliated companies for 1997 was approximately $1.45 million.

The Company leases its dealership facilities from related party partnerships under ten year lease agreements dated January 1, 1995. The leases call for monthly payments of $159,741 in 1997, escalating to $224,771 in 2004.

The minimum rental commitments are as follows:

                    1998                                $  2,012,734
                    1999                                   2,113,371
                    2000                                   2,219,039
                    2001                                   2,329,991
                    2002                                   2,446,491
                    Thereafter                             5,266,071
                                                        ------------
                                                        $ 16,387,697
                                                        ============

Total rent expense under the lease agreements was $1,998,098 in 1997.

In March 1998, the Company entered into new lease arrangements with the same related parties. These agreements are for a ten year period effective April 1, 1998 and call for monthly lease payments of $186,750 with an annual adjustment equal to 1/2 the increase in the consumer price index. The lease provides for four five-year renewal options.




                                  (Continued)

                            CARROLL AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 10 - COMMON STOCK

At December 31, 1997 the common stock consisted of:

                               Par Value
                               of Common           Shares         Shares         Shares
                                Shares           Authorized       Issued       Outstanding      Amount
                                ------           ----------       ------       -----------      ------

Koons Ford, Inc.               $    .10            5,000           1,000          1,000        $     100
Courtesy Ford, Inc.                1.00            1,000           1,000            800            1,000
Perimeter Ford, Inc.             100.00            5,000           1,579          1,579          157,900
                                                                                               ---------
                                                                                               $ 159,000
                                                                                               =========

NOTE 11 - PROFIT SHARING PLAN

In 1995, the Company adopted a profit sharing plan with 401(k) provisions. The plan covers all employees over the age of 21 with 90 days of service. Company contributions under the plan are at the discretion of management. No contributions were made by the Company in 1997.


NOTE 12 - SUBSEQUENT EVENTS

In March 1998, Koons Ford, Inc. entered into a contract with a related party for the sale of land in Pembroke Pines, Florida for $7.1 million, including the transfer of $5.2 million in long-term debt to the related party.

In March 1998, the Carroll Automotive Group completed a merger agreement with Group 1 Automotive, Inc.